Exhibit 10.5
FIRST AMENDMENT TO CONSENT TO SUBLEASE AGREEMENT
THIS FIRST AMENDMENT TO CONSENT TO SUBLEASE AGREEMENT (this "First Amendment") is made as of October 1, 2013, by and among BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), EXELIXIS INC., a Delaware corporation ("Tenant"), and THRESHOLD PHARMACEUTICALS, INC., a Delaware corporation ("Subtenant").
R E C I T A L S
A.    Reference is hereby made to that certain Build-to-Suit Lease dated as of May 12, 1999, between Landlord and Tenant (the "Original Lease"), as amended by that certain First Amendment to Build-to-Suit Lease dated as of March 29, 2000 ("First Amendment"), that certain Second Amendment to Build-to-Suit Lease dated as of January 31, 2001 ("Second Amendment"), and that certain Third Amendment to Build-to-Suit Lease dated as of May 24, 2001 ("Third Amendment," together with the Original Lease, the First Amendment and the Second Amendment, collectively, the "Lease"), for certain buildings located at 169 Harbor Way and 170 Harbor Way (each, a "Building" and collectively, the "Premises"), in South San Francisco, California.
B.    On August 19, 2011, Landlord (referenced as HCP Life Science REIT, Inc. in the Consent, which entity is Landlord's parent company), Tenant and Subtenant entered into that certain Consent to Sublease Agreement ("Consent"), whereby Landlord consented to the subletting by Subtenant of a portion of the Premises as described in that certain Sublease dated July 25, 2011 between Tenant, as sublandlord, and Subtenant, as subtenant (the "Sublease").
C.    Pursuant to Section 3 of the Consent and Article 13 of the Lease, Tenant has requested Landlord's consent to that certain First Amendment to Sublease dated on or about the date hereof, between Tenant and Subtenant (the "Sublease First Amendment"), with respect to a subletting by Subtenant of an additional 470 rentable square feet of space on the first floor of the Building located at 170 Harbor Way, as more particularly described in the Sublease First Amendment (the "Sublet Expansion Premises"). A copy of the Sublease First Amendment is attached hereto as Exhibit A. Landlord is willing to consent to the Sublease First Amendment on the terms and conditions contained herein.
D.    All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.
A G R E E M E N T
1.    Landlord's Consent. Landlord hereby consents to the Sublease First Amendment; provided, however, notwithstanding anything contained in the Sublease First Amendment to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in this First Amendment. The Sublease First Amendment is subject and subordinate to the Lease. Landlord shall not be bound by any of the terms, covenant, conditions, provisions or agreements of the Sublease First Amendment. Subtenant acknowledges for the benefit of Landlord that Subtenant accepts the Sublet Expansion Premises in their presently existing, "as-is" condition and that Landlord has made no representation or warranty to Subtenant as to the compliance of the Sublet Expansion Premises with any law, statute, ordinance, rule or regulation. Tenant and Subtenant hereby represent and warrant to Landlord that the copy of the Sublease First Amendment attached hereto is a full, complete and accurate copy of the Sublease First Amendment, and that there are no other documents or instruments relating to the use of the Sublet Expansion Premises by Subtenant other than the Sublease and the Sublease First Amendment.
2.    Reimbursement of Landlord. Within five (5) days after invoice, Tenant shall reimburse Landlord all of Landlord's reasonable costs and expenses incurred in connection with its review and consent of the Sublease First Amendment and preparation and negotiation of this First Amendment.

3.    Incorporation of Terms of Consent. The parties hereto acknowledge and agree that the terms set forth in Sections 3 and 4 (including Sections 4.1 through 4.8) of the Consent are incorporated herein and each time the word "Sublease" is used in such Sections, the same shall mean both the Sublease and this Sublease First Amendment.
4.    General Provisions.
4.1    Consideration for Sublease. Tenant and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Subtenant to Tenant with regard to the Sublet Expansion Premises other than as disclosed in the Sublease First Amendment.
4.2    Brokerage Commission. Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Tenant and Subtenant agree to protect, defend indemnify and hold Landlord harmless from and against the same and from any cost or expense (including, but not limited to, attorney's fees) incurred by Landlord in resisting any claim for any such brokerage commission.
4.3    Recapture. This consent shall in no manner be construed as limiting Landlord's ability to exercise any rights to recapture any portion of the Premises, as set forth in the Lease, in the event of a proposed future sublease or assignment of such portion of the Premises.
4.4    Controlling Law. The terms and provisions of this First Amendment shall be construed in accordance with and governed by the laws of the State of California.
4.5    Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and permitted assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.
4.6    Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.
4.7    Partial Invalidity. If any term, provision or condition contained in this First Amendment shall, to any extent, be invalid or unenforceable, the remainder of this First Amendment, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this First Amendment shall be valid and enforceable to the fullest extent permitted by law.
4.8    Attorneys' Fees. If either party commences litigation against the other for the specific performance of this First Amendment, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.
4.9    Conflicts.  Notwithstanding anything in this First Amendment to the contrary, as between Tenant and Subtenant, (a) nothing in this First Amendment shall modify the terms and conditions of the Sublease First Amendment, and (b) in the event of any conflict between this First Amendment and the Sublease First Amendment, the Sublease First Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Consent to Sublease First Amendment as of the day and year first above written.
"Landlord"
BRITANNIA POINTE GRAND LIMITED PARTNERSHIP

By:  HCP-Pointe Grand, Incorporated
        its general partner

By: /s/ Jonathan M. Bergschneider

Its: Executive Vice President

"Tenant"
EXELIXIS, INC.,
a Delaware corporation
By: /s/ Frank Karbe
Its: EVP & CFO

"Subtenant"

THRESHOLD PHARMACEUTICALS, INC.,
a Delaware corporation
By: /s/ Harold E. Selick, Ph.D.
Its: Chief Executive Officer

EXHIBIT A
THE SUBLEASE FIRST AMENDMENT
See Exhibit 10.4 to Form 10-Q filed August 11, 2015

EXHIBIT A -1-